Exhibit 3.9
BY-LAWS

OF

OFFSHORE PETROLEUM CORP.

ARTICLE I
OFFICES

Section 1.  Principal Office.  The Corporation may maintain offices at such places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II
STOCKHOLDERS

Section 1.  Time and Place of Meetings.  The Board of Directors may designate any time and any place, either within or without the State of Florida as the time and place of meeting for any annual meeting or for any special meeting called by the Board.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any time and any place, either within or without the State of Florida, as the time and place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the time and place of the meeting shall be the principal office of the Corporation at 10:00 a.m.

Section 2.  Annual Meeting.  Annual meetings of stockholders shall be held on the second Friday of the fourth month of each fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.  The annual meeting of the stockholders may be held on a date different than that given above if the Board so determines and so states in the notice of the meeting or in a duly executed waiver thereof.

Section 3.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President, the Board of Directors or the holders of not less than a majority of all of the stock entitled to vote at the meetings.  Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

Section 4.  Notice.  Written or printed notice of all meetings of stockholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting to the stockholders of record entitled to vote at such meeting either personally or by mail, by or at the direction of the person or persons calling the meeting, unless it is an annual meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address that appears on the stock transfer books of the Corporation.

Section 5.  Closing of Transfer Books and Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken, and the determination of stockholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of stock on the books of the Corporation after such record date.

Section 6.  List of Stockholders.  The officer who as charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the  number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of a least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7.  Quorum.  The holders of a majority of the stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened.  If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the record entitled to vote at the meeting.

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Section 8.  Organization.  The Chairman of the Board, if one shall be elected, shall preside at all meetings of the stockholders.  In his absence, the President or a Vice President shall preside.  In the absence of all of these officers, any stockholder or the duly appointed proxy of any stockholder may call the meeting to order and a chairman shall be elected from among the stockholders present.  The Secretary of the Corporation shall act as secretary at all meetings of stockholders.  In his or her absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

Section 9.  Proxies.  At any meeting of the stockholders, every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless such proxy otherwise provides.  A proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

Section 10.  Voting.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, each stockholder shall have one (1) vote for each share having rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting.  When a quorum is present at any meeting the vote of holders of a majority of the stock entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Certificate of Incorporation or of these By-laws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter.

Section 11.  Voting of Stock by Certain Holders.  Stock standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine.

Stock held by an administrator, executor, guardian or conservator may be voted by him so long as such stock forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such stock into his name.  Stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote stock held by him without a transfer of such stock into his name as trustee.

Stock standing in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose stock is pledged shall be entitled to vote such stock until the stock have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the stock so transferred.

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Shares of its own stock belonging to the Corporation, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly, or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding stock at any given time.

Section 11.  Action.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 12.  Election of Directors.  At each election for Directors, each stockholder entitled to vote at such election shall, unless otherwise provided by the Certificate of Incorporation or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote.  Unless otherwise provided by the Certificate of Incorporation, no stockholder shall have the right or be permitted to cumulate his votes on any basis.

Section 13.  Action Without Meeting.  Any action required by any provision of law or of the Certificate of Incorporation or these By-laws to be taken at a meeting of the stockholders or any action which may be taken at a meeting of the stockholders may be taken without a meeting without prior written notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the stockholders entitled to vote with respect to the subject matter thereof holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing .

(a) Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action as a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

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(b) Every written consent shall bear the date of signature of each stockholder or member who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded.  Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)(1) A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, member or proxyholder, or by a person or persons authorized to act for a stockholder, member or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (B) the date on which such stockholder, member or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram, or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded.  Delivery made to a corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, or other electronic transmission, may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders or members are recorded if to the extent and in the manner provided by resolution of the board of directors or governing body of the corporation.

(2) Any copy, facsimile or other reliable reproduction of consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation as provided in subsection (b) of this section.  In the event that the action which is consented to is such as would have required the filing of a certificate under any other section of this title, if such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed under such other section of this title, if shall state, in lieu of any statement required by such section concerning any vote of stockholders or members, that written consent has been given in accordance with this section.

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ARTICLE III
DIRECTORS

Section 1.  Number of Directors.  The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of one or more members who shall be elected by the stockholders.  Directors need not be residents of the State of Florida or stockholders of the Corporation.  The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.

Section 2.  Election and Term of Office.  The Directors shall be elected at the annual meeting of the stockholders (except as provided in Section 5 of this Article).  Each Director elected shall hold office until his successor shall be elected at an appropriate annual meeting of the stockholders and shall qualify, or until his death, his resignation or his removal in the manner hereinafter provided.

Section 3.  Resignation.  Any Director may resign at any time by giving written notice to the President or Secretary.  Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 4.  Removal.  At any special meeting of the stockholders called expressly for that purpose, any Director or Directors, including the entire Board of Directors, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all stock outstanding and entitled to vote at an election of directors.  In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Directors as provided in Section 5 of this Article.

Section 5.  Vacancies.  If any vacancy shall occur in the Board of Directors, such vacancy may, subject to the provisions of Section 4 of this Article, be filled by the affirmative vote of the remaining Directors though less than a quorum of the Board of Directors or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10%) percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

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Section 6.  General Powers.  In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 7.  Place of Meetings.  The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Florida.

Section 8.  Annual Meeting.  The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

Section 9.  Regular Meetings.  Regular meetings of the Board may be held with or without notice immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may provide by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 10.  Special Meetings.  Special meetings of the Board may be called by the President on two (2) days' notice to each Director given either personally, by mail or by telegram.  Special meetings shall be called by the President or Secretary in like manner and like notice on the written request of any Director.  The purpose of or the business to be transacted at any special meeting of the Board of Directors shall be specified in the notice of such meeting.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 11.  Quorum and Action.  At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws.  If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 12.  Presumption of Assent to Action.  A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

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Section 13.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, (except, that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of Directors as provided in Section 151(a) of the General Corporation Law fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversation into, or the exchange of any such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.  Such committee or committees shall have such name and names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 14.  Compensation.  Directors may receive a stated salary for their services in an amount unanimously agreed by the Board of Directors.  By resolution of the Board a fixed sum for expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15.  Telephone Meetings.  Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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Section 16.  Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.  Any Written Consent of Directors or other document to be executed by directors of the Corporation or Officers of the Corporation may be executed and transmitted to the Corporation by facsimile or scanned and sent electronically and such signature shall be acceptable as an originally executed document.

ARTICLE IV
NOTICES

Section 1.  Form of Notice.  Whenever under the provisions of any applicable statute, the Articles of Incorporation or these By-laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation.  Any notice required or permitted to be given by mail shall be deemed to be given three (3) days after the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

Section 2.  Waiver.  Whenever any notice is required to be given to any director or shareholder of the Corporation, under the provisions of any applicable statute, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

ARTICLE V
OFFICERS

Section 1.  General.  The officers of the Corporation shall be elected by the Board of Directors and shall be comprised of a President, a Secretary, and such other officers the Board of Directors determines, if any.  The Board of Directors may also, if it chooses to do so, elect a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers.  Two or more offices may be held by the same person.

Section 2.  Election, Term of Office and Qualification.  The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.  The Board shall elect a President, a Secretary and any such other officers the Board has determined are needed, none of whom need to be a member of the Board.  Each officer so elected shall hold office until his successor has been duly chosen and has qualified or until his death or his resignation or removal in the manner hereinafter provided.

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Section 3.  Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer the power to appoint any such subordinate officer or agent.

Section 4.  Resignation.  Any officer may resign at any time by giving written notice thereof to the Board of Directors.  Any such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Removal.  Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.  Any other officer may be removed with or without cause, by the person or persons who appointed the officer or by the Board.

Section 6.  Vacancies.  A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled in accordance with the provisions of section 3 of this Article, such vacancy may be filled by the superior officer upon whom such power may be conferred by the Board of Directors.

Section 7.  President.  The President shall be the chief executive officer of the Corporation; shall (in absence of the Chairman of the Board) preside at meetings of the stockholders and Directors; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-laws, to some other officer or agent of the Corporation.

Section 8.  Vice President. In the absence of or inability of the President to act, the Vice President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 9.  Secretary.  The Secretary, when available, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors as required by law or these By-laws, be custodian of the Corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be.  The Secretary may sign, with any other proper officer, certificates for stock of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature.

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Section 10.  Assistant Secretaries.  Any Assistant Secretary shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 11.  Treasurer.  The Treasurer, if one shall be elected, shall have the care and custody of and be responsible for all of the funds and securities of the Corporation and shall deposit such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.  The  Treasurer shall exhibit at all reasonable times the books and accounts of the Corporation to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours. The treasurer shall render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of stockholders.  The Treasurer shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require.  The Treasurer shall do and perform all other duties incident to the office of Treasurer as may be prescribed by the President or Board of Directors from time to time.

Section 12.  Bonding.  If required by the Board of Directors all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

Section 13.  Salaries.  The salary or other compensation of officers shall be fixed from time to time by the Board of Directors.  The Board of Directors may delegate to any officer the power to fix from time to time the salary or other compensation of officers and agents appointed in accordance with the provisions of Section 3 of this Article.

Section 14.  Voting Upon Shares Held by The Corporation.  The Board of Directors may authorize any officer to act on behalf of the Corporation in regard to shares of other corporations owned by this Corporation in which event he shall have full power and authority to attend and to act and to vote at any meeting of stockholders of any corporation in which this Corporation may hold shares and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

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ARTICLE VI
CERTIFICATES REPRESENTING STOCK

Section 1.  Form of Certificates.  The certificates representing stock of the Corporation shall be in such form, not inconsistent with statutory provisions and the Certificate of Incorporation, as shall be approved by the Board of Directors.  The certificates shall be signed by the President and the Secretary of the Corporation and sealed with the corporate seal or a facsimile thereof.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.  All certificates shall be consecutively numbered and the name of the person owning the stock represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

Section 2.  Ownership of Stock.  The Corporation shall be entitled to treat the holder of record of any share or as the owner of such stock with all of the rights of ownership and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

Section 3.  Lost Certificates.  The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.  Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of the uncertified shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

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ARTICLE VII
GENERAL PROVISIONS

Section 1.  Dividends.  The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation, the By-laws and the applicable laws of the State of Florida.

Section 2.  Reserves.  There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

Section 3.  Seal.  If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors.  Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.  Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 4.  Fiscal Year.  Unless another fiscal year shall be fixed by resolution of the Board of Directors, the fiscal year of the Corporation shall commence on the 1st day of January and terminate on the 31st day of December of each year.

Section 5.  Reports of Situation and Amount of Business.  The Board of Directors shall, when requested by the holders of at least one-tenth (1/10) of the outstanding voting stock of the Corporation, present written reports of the situation and amount of business of the Corporation and shall present a full and clear statement of the business and condition of the Corporation at every annual meeting.

Section 6.  Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.  Examination of Books and Records.  Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least ten percent (10%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of stockholders of the Corporation, and shall be entitled to make extracts therefrom.

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Section 8.  Indemnification of Directors.  Subject to the applicable laws of the State of Florida, the Corporation shall indemnify any director, officer, or employee, or former director, officer, or employee of the Corporation, or any person who may have served at its request as a director, officer, or employee of another corporation in which it owns stock, or of which it is a creditor, against expenses actually and necessarily incurred by him and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding whether civil or criminal in nature, in which he is made a party by reason of being or having been such a director, officer or employee (whether or not a director, officer, or employee at the time such costs or expenses are incurred by or imposed upon him) except in relation to the matters as to which he shall be adjudged in such action, suit, or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.  The Corporation may also reimburse to any director, officer, or employee the reasonable costs of settlement of any action, suit or proceeding, if it shall be found by a majority of the Board of the Directors not involved in the matter in controversy, whether or not a quorum, that it was to the interest of the Corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct.  Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled by law or under any By-law, agreement, vote of stockholders, or otherwise.

ARTICLE VIII
MISCELLANEOUS

Section 1.  Compliance With By-Laws.  Any action taken or determination made in good faith by the stockholders or the Board of Directors shall be effective, valid and binding although the same may not have been taken or made in strict compliance with the By-laws of the Corporation.

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ARTICLE IX
AMENDMENTS

Section 1.  Amendments.  These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

Dated:

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